EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in the Registration Statement on Form S-4 of our reports dated March 10, 2006, relating to the consolidated financial statements and financial statement schedule of Rural Cellular Corporation and its subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in this Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
Minneapolis, Minnesota
March 27, 2006